Exhibit 10.2

AMENDMENT NO. 3 TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 3 (this “Amendment”) to Securities Purchase Agreement dated as of September 9, 2016 (as amended, the “Agreement”) is made and entered into effective as of March 24, 2017 (the “Effective Date”), by and among root9B Holdings, Inc. (f/k/a root9B Technologies, Inc.), a Delaware corporation (the “Company”) and the purchasers listed on Exhibit A of the Agreement (the “Purchasers”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.

WHEREAS, the Company previously sold secured convertible promissory notes (the “Notes”) and common stock purchase warrants (the “Warrants”) pursuant to the Agreement.

WHEREAS, certain of the Purchasers and new investors have agreed to purchase additional Notes in the aggregate principal amount of $1,500,000 and Warrants provided that the Agreement, the Notes and the Warrants are amended to provide, among other things, (i) a conversion price and exercise price of $10 per share (as previously adjusted for the Company’s one-for-fifteen reverse stock split on December 1, 2016), (ii) Events of Default (as defined in the Notes) relating to the Company’s ability to make payroll and maintain adequate working capital levels, (iii) a new remedy allowing the Majority Note Holders to nominate two (2) directors to the Company’s Board of Directors upon the first occurrence of any Event of Default, and (iv) a right of first refusal regarding any financing or change in control transaction that arises after an Event of Default (until cured).

WHEREAS, the Company previously sold and issued securities, including certain warrants (the “March Warrants”) pursuant to that certain Amended and Restated Securities Purchase Agreement, dated March 10, 2016 (the “March Agreement”) providing the holders with certain rights upon the issuance of Additional Stock (as defined in the March Agreement).

WHEREAS, the Qualified Holders (as defined in the March Agreement) and the Registered Holders (as defined in the March Warrant) under each March Warrant, previously acknowledged and agreed that the Notes and Warrants issued pursuant to the Agreement, any Shares issued upon conversion of the Notes, any Shares issued upon exercise of the Warrants, and any Interest Shares shall be excluded from the definition of, and shall not constitute, Additional Stock (as that term is defined in the March Agreement and the March Warrants) under the March Agreement and the March Warrants, and waived any rights that would arise in the event that any of the foregoing securities constituted Additional Stock under the March Agreement and/or the March Warrants.

WHEREAS, concurrently herewith, the Qualified Holders and the Registered Holders under each March Warrant will deliver to the Company a waiver acknowledging and agreeing that the amendments to the Notes and Warrants proposed by this Amendment, as well as the issuance of the amended Notes and Warrants pursuant to the Agreement, any Shares issued upon conversion of the Notes, any Shares issued upon exercise of the Warrants, and any Interest Shares shall be excluded from the definition of, and shall not constitute, Additional Stock under the March Agreement and the March Warrants, and waiving any rights that would arise in the event that any of the foregoing securities constituted Additional Stock under the March Agreement and/or the March Warrants (the “Waiver”).

WHEREAS, Section 9(g) of the Agreement provides that any term of the Agreement may be amended, waived or modified with the written consent of the Company and the Purchasers holding a majority of the aggregate principal amount of the Notes then outstanding, provided that such amendment does not impose any additional liability or financial obligations on the Purchasers.

WHEREAS, the Notes and Warrants provide that any term of a Note or Warrant may be amended, waived or modified with the written consent of the Company and each holder of such Note and/or Warrant (the “Holders”).

WHEREAS, the Company, the Purchasers and each of the Holders each desire to amend the Agreement, and hereby agree that it is in the best interest of the Company to amend the Agreement, the Notes and the Warrants, each as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.           Purchase of Additional Notes and Warrants.

a.           Subject to the terms and conditions of this Amendment, the parties identified as New Purchasers on the signature page attached hereto (the “New Purchasers”), agree to purchase and the Company agrees to sell and issue Notes with an aggregated principal amount of at least $125,000. The purchase price of each Note shall be equal to 100% of the principal amount of such Note.

b.           Subject to the terms and conditions of this Amendment and in connection with the purchase of the Notes set forth in Section 1(a), the Company shall sell and issue to each New Purchaser, and each New Purchaser agrees to purchase, a Warrant to purchase that number of shares of the Company’s Common Stock equal to 50% of the total principal amount of Notes purchased by such New Purchaser, divided by $10.00, rounded down to the nearest whole number, with an exercise price equal to the Warrant Exercise Price (as defined in the Warrant). The Company and the New Purchasers as a result of arm’s length bargaining, agree that: (i) none of the New Purchasers nor any of their affiliates have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the Note or any Warrant to such New Purchaser; and (ii) the Warrant is not being issued to any New Purchaser as compensation.

c.           Prior to the sale and issuance of the Notes and Warrants pursuant to this Section 1, the Company shall have received the Waiver.

2.           Amendment of Recital of the Agreement. The Recital of the Agreement is hereby amended, restated and replaced in its entirety with the following:

“The Company desires to issue and sell and the Purchasers, severally and not jointly, desire to purchase (i) secured convertible promissory notes in substantially the form attached hereto as Exhibit B (the “First Form of Note”), the form attached hereto as Exhibit E (the “Second Form of Note”) and/or the form attached hereto as Exhibit F (the “Third Form of Note,” each First Form of Note, Second Form of Note and Third Form of Note, a “Note” and collectively, the “Notes”) and (ii) warrants to purchase shares of the Company’s common stock in substantially the form attached hereto as Exhibit C (the “First Form of Warrant”) and/or the form attached to this Agreement as Exhibit G (the “Second Form of Warrant,” each First Form of Warrant and Second Form of Warrant, a “Warrant” and collectively, the “Warrants”). The Notes will rank senior to all outstanding and future indebtedness of the Company and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company (other than the assets relating to IPSA (as defined in the Security Agreement) and its direct and indirect Subsidiaries as evidenced by a security agreement in the form attached hereto as Exhibit D (the “Security Agreement”). The Notes, the shares of common stock issued upon conversion thereof (the “Note Shares”), the Warrants and the shares of common stock issuable upon conversion thereof (the “Warrant Shares” and, together with the Note Shares, the “Underlying Shares”) are collectively referred to herein as the “Securities.”

3.           Amendment of Section 3. Section 3 of the Agreement is hereby amended to insert Sections 3(z) through 3(hh)as follows:

“(z)           Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3(z). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as set forth in the SEC Reports: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, that are not included as exhibits to the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) except as set forth in the SEC Reports, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations other than those disclosed in the SEC Reports or those which, individually or in the aggregate, will not have or could not reasonably be expected to have a Material Adverse Effect. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(aa)           No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act being relied upon in connection with the offer and sale by the Company of the Securities or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)           Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(cc)           OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(dd)           Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(ee)           Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(ff)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(gg)         ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Code; and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh)         Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided the Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company as contemplated by Section 7(g) hereof. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed pursuant to Section 7(g).”

4.           Amendment of Section 5(a). Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a)            Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of the applicable Closing, except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date).

5.           Amendment of Section 8. Section 8 of the Agreement is hereby amended and restated in its entirety as follows:

“8.            Registration Rights.

(a)                  At any time on or prior to June 30, 2017, the Company shall file a Registration Statement covering the resale of the Warrants and the Underlying Shares by the holders thereof and the securities not otherwise eligible for resale in a single transaction pursuant to Rule 144 without regard to the volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 issued pursuant to that certain Amended and Restated Securities Purchase Agreement, dated March 10, 2016. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (ii) the date that is five (5) years following the Closing Date (the “Effectiveness Period”). The Company shall notify the Purchasers in writing promptly (and in any event within two Trading Days) after receiving notification from the Commission that the Registration Statement has been declared effective.

(b)                  Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under the Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of the Registration Statement if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain the Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Purchaser agrees to immediately discontinue any sales of Registrable Securities pursuant to the Registration Statement until such Purchaser is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 8(ii) may be exercised for a period of no more than 20 Trading Days at a time with a subsequent permitted trading window of at least 90 Trading Days, and not more than two times in any twelve-month period. Immediately after the end of any suspension period under this Section 8(ii), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to the effective Registration Statement.

(c)                  All expenses, other than underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of any counsel for the Purchasers, incurred in connection with registrations, filings or qualifications pursuant to Section 8 for each Purchaser, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

6.           Amendment of Section 9(g). Section 9(g) of the Agreement is hereby amended and restated in its entirety as follows:

“(g)           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority in interest of the aggregate principal amount of the then-outstanding Notes (the “Majority Note Holders”), provided that such amendment does not impose any additional liability or financial obligations on the Purchasers, provided further that Section 3 and Section 8 may not be amended without the prior written consent of each holder of Notes who together with its affiliates holds Notes with an aggregate principal amount of at least $1,000,000. Any amendment or waiver effected in accordance with this Section 9(g) shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.”

7.           Amendment of List of Exhibits to the Agreement. The List of Exhibits of the Agreement is hereby amended, restated and replaced in its entirety with the following:

“Exhibit A -  Schedule of Purchasers

  Exhibit B -   First Form of Note

  Exhibit C -   First Form of Common Stock Purchase Warrant

  Exhibit D -   Form of Security Agreement

  Exhibit E -   Second Form of Note

  Exhibit F -   Third Form of Note

  Exhibit G -  Second Form of Common Stock Purchase Warrant”

8.           Addition of Exhibit F to the Agreement. The Third Form of Secured Convertible Promissory Note in the form attached hereto as Exhibit A shall be attached and added to the Agreement as Exhibit F.

9.           Addition of Exhibit G to the Agreement. The Second Form of Subordinated Convertible Promissory Note in the form attached hereto as Exhibit B shall be attached and added to the Agreement as Exhibit G.

10.         Amendment to Notes. By their signatures below, the undersigned parties hereby approve Amendment No. 2 to Secured Convertible Promissory Note in the form attached hereto as Exhibit C.

11.         Amendment to Warrants. By their signatures below, the undersigned parties hereby approve Amendment No. 1 to Common Stock Purchase Warrant in the form attached hereto as Exhibit D.

12.           Securities Laws Disclosure. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. From and after the filing of such 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, affiliates, employees or agents in connection with the transactions contemplated by this Amendment.

13.           Approval of this Amendment. By their signatures below, the undersigned parties hereby adopt this Amendment and acknowledges and agrees to the matters set forth herein, including the amendments to the Agreement, the Notes and the Warrants.

14.           Joinder. Upon execution of this Amendment, each Purchaser not currently a party to the Agreement (each, an “Additional Purchaser”) shall hereby become a party to the Agreement and shall thereafter be deemed a Purchaser thereunder. Without limiting the foregoing, each Additional Purchaser agrees to be bound by all of the obligations as a Purchaser thereunder. The Company and the undersigned Purchasers hereby consent to such joinder to the Agreement by each Additional Purchaser and agree that no further action or consent by the Company or the Purchasers shall be required.

15.           Further Assurances. Each party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Amendment.

16.           Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

17.           Continued Validity. Except as otherwise expressly provided herein, the Agreement shall remain in full force and effect.

18.           Independent Counsel. Each of the Purchasers and the Company represents that it has had the opportunity to consult with independent counsel concerning entry into this Amendment, including, but not limited to, any potential reporting requirements and trading restrictions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), arising from of in connection with the transactions contemplated by this Amendment and the Agreement (including Sections 10, 13 and 16 of the Exchange Act).

19.           Counterparts; Electronic Delivery. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and such counterparts may be executed and delivered electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the Effective Date.

ROOT9B HOLDINGS, INC.

By:	/s/
Name:	Dan Wachtler
Title:	President & Chief Operating Officer

Signature Page to Amendment No. 3 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the Effective Date.

PURCHASERS:

By:	/s/
Name:
Title:

  Signature Page to Amendment No. 3 to Securities Purchase Agreement]

Exhibit A

Third Form of Note

Exhibit B

Second Form of Common Stock Purchase Warrant

Exhibit C

Amendment No. 2 to Secured Convertible Promissory Note

Exhibit D

Amendment No. 1 to Common Stock Purchase Warrant